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EXHIBIT 10-aa


                             ADC TELECOMMUNICATIONS, INC.
                        NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

                          (As Amended through April 1, 1997)

SECTION 1.   PURPOSE.

     This plan shall be known as the "ADC Telecommunications, Inc. Nonemployee Director Stock Option Plan" and is hereinafter referred to as the "Plan." The purpose of the Plan is to promote the interests of ADC Telecommunications, Inc., a Minnesota corporation (the "Company"), by enhancing its ability to attract and retain the services of experienced and knowledgeable outside directors and by providing additional incentive for such directors to increase their interest in the Company's long-term success and progress.

SECTION 2.   ADMINISTRATION.

     The Plan shall be administered by a committee (the "Committee") of three or more persons appointed by the Board of Directors of the Company. Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic as described in Section 6. However, all questions of interpretation of the Plan or of any options issued under it shall be determined by the Committee and such determination shall be final and binding upon all persons having an interest in the Plan.

SECTION 3.   PARTICIPATION IN THE PLAN.

     Each director of the Company shall be eligible to participate in the Plan unless such director is an employee of the Company or any subsidiary of the Company.

SECTION 4.   STOCK SUBJECT TO THE PLAN.

     Subject to the provisions of Section 11 hereof, the stock to be subject to options under the Plan shall be authorized but unissued shares of the Company's common stock, par value $.20 per share (the "Common Stock"). Subject to adjustment as provided in Section 11 hereof, the maximum number of shares with respect to which options may be exercised under this Plan shall be 840,000 shares. If an option under the Plan expires, or for any reason is terminated, any shares that have not been purchased upon exercise of the option prior to the expiration or termination date shall again be available for options thereafter granted during the term of the Plan.

SECTION 5.   NONQUALIFIED STOCK OPTIONS.

     All options granted under the Plan shall be nonqualified stock options which do not qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

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SECTION 6.   TERMS AND CONDITIONS OF OPTIONS.

     Each option granted under this Plan shall be evidenced by a written agreement in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

          (a) INITIAL OPTION GRANTS. An option to purchase 16,000 shares of Common Stock shall be granted automatically on the first business day immediately following each meeting of the Company's shareholders or Board of Directors during the term of the Plan to each eligible director, if any, who is elected to the Board of Directors for the first time at such meeting.

          (b) ANNUAL OPTION GRANTS. Subject to Section 6(c) hereof, an option to purchase 8,000 shares of Common Stock shall be granted automatically on the first business day immediately following each annual meeting of the Company's shareholders held during the term of the Plan beginning with the 1995 annual meeting of shareholders (the "Annual Option Grant Date") to each eligible director in office on such Annual Option Grant Date who prior to such Annual Option Grant Date has received an option pursuant to
     Section 6(a) hereof.

          (c) RETURN ON EQUITY REQUIREMENT. No options shall be granted pursuant to Section 6(b) hereof on any Annual Option Grant Date if the Company's "return on equity" (as hereinafter defined) for the fiscal year ended immediately preceding such Annual Option Grant Date was less than 10%. "Return on equity" shall mean the percentage determined by dividing
     (i) the net income of the Company for such fiscal year by (ii) the total stockholders' investment in the Company as of the end of the next preceding fiscal year. Net income and total stockholders' investment shall be determined by reference to the Company's audited financial statements. If the Company does not have net income for any fiscal year, the return on equity for such fiscal year shall be deemed to be less than 10%.

          (d) OPTIONS NON-TRANSFERABLE. No option granted under the Plan shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution as provided in Section 6(g) hereof; PROVIDED, HOWEVER, that an optionee may, in the manner established by the Committee, transfer an option to any member of such optionee's immediate family (which, for purposes of this clause (d) shall mean such optionee's children, grandchildren, or current spouse) or to one or more trusts established for the exclusive benefit of one or more such immediate family members or one or more partnerships in which the Participant or such immediate family members are the only partners, and PROVIDED FURTHER that
     (1) there is no consideration for such transfer, and (2) the options held by such transferees continue to be subject to the same terms and conditions (including restrictions on subsequent transfers) as were applicable to such options immediately prior to their transfer. During the lifetime of the optionee, the


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     options shall be exercisable only by such optionee.  No option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during such optionee's lifetime, except as set forth at this section (d), whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

          (e) PERIOD OF OPTIONS. Options shall terminate upon the expiration of 10 years from the date on which they were granted.

          (f)  EXERCISE OF OPTIONS.

               (i) Options granted under the Plan shall not be exercisable for a period of one year after the date on which they were granted, but thereafter will be exercisable in full at any time or from time to time during the term of the option.

               (ii) The exercise of any option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Stock pursuant to such exercise will not violate any federal or state securities or other laws. An optionee desiring to exercise an option may be required by the Company, as a condition of the effectiveness of any exercise of an option granted hereunder, to agree in writing that all Common Stock to be acquired pursuant to such exercise shall be held for his or her own account without a view to any distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will not be transferred or disposed of except in compliance with applicable federal and state securities laws.

               (iii) An optionee electing to exercise an option shall give written notice to the Company of such election and of the number of shares subject to such exercise. The full purchase price of such shares shall be tendered with such notice of exercise. Payment shall be made to the Company in cash (including check, bank draft or money order).

          (g) EFFECT OF DEATH. If the optionee shall die prior to the time the option is fully exercised, such option may be exercised at any time within two years after his or her death by the personal representatives or administrators of the optionee or by any person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of shares the optionee was entitled to purchase under the option on the date of death and subject to the condition that no option shall be exercisable after the expiration of the term of the option.

SECTION 6A.   ONE-TIME GRANT

     On April 1, 1997, benefits accrued pursuant to the Company's Directors' Supplemental Retirement Plan prior to its termination, shall be converted to options for the purchase of the


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Company's Common Stock to be issued pursuant to the Plan, in accordance with the following schedule:

               Length of Service 12/96       No. of Option Shares
               -----------------------       --------------------

                     < 1 year                         900
                   2 to 3 years                      2,750
                   3 to 4 years                      3,650
                   5 to 6 years                      5,450
                   6 to 7 years                      6,350
                    10 + years                       9,100

     Each such option shall have an exercise price equal to the market price of a share of the Common Stock as of the close of trading on April 1, 1997, and each such option shall be exercisable on the earlier of the date on which a participant no longer is a member of the Board of Directors of the Company or
9.5 years from April 1, 1997, and each unexercised option shall expire ten years from April 1, 1997.

SECTION 7.   OPTION EXERCISE PRICE.

     The option exercise price per share for the shares covered by each option shall be equal to the "fair market value" of a share of Common Stock as of the date on which the option is granted, as determined pursuant to Section 9 hereof.

SECTION 8.   TIME FOR GRANTING OPTIONS.

     Unless the Plan shall have been discontinued as provided in Section 13 hereof, the Plan shall terminate upon the expiration of 10 years from the date upon which it takes effect as provided in Section 12 hereof. No option may be granted after such termination, but termination of the Plan shall not, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted.

SECTION 9.   FAIR MARKET VALUE OF COMMON STOCK.

     For purposes of the Plan, the fair market value of the Common Stock on a given date shall be (i) the last sale price of the Common Stock as reported on the NASDAQ National Market System on such date, if the Common Stock is then quoted on the NASDAQ National Market System, or (ii) the closing price of the Common Stock on such date on a national securities exchange, if the Common Stock is then being traded on a national securities exchange. If on the date as of which the fair market value is being determined the Common Stock is not publicly traded, the Committee shall make a good faith attempt to determine such fair market value and, in connection therewith, shall take such actions and consider such factors as it deems necessary or advisable.


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SECTION 10.   LIMITATION OF RIGHTS.

     (a) NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute, or be evidence of, any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

     (b) NO SHAREHOLDER RIGHTS FOR OPTIONS. An optionee shall have no rights as a shareholder with respect to the shares covered by options until the date of the issuance to such optionee of a stock certificate therefor, and no adjustment will be made for cash dividends or other rights for which the record date is prior to the date such certificate is issued.

SECTION 11.   ADJUSTMENTS TO COMMON STOCK.

     If there shall be any change in the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend (of whatever amount), stock split or other change in the corporate structure, appropriate adjustments in the Plan and outstanding options shall be made. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan, the number of shares subject to outstanding options and the option exercise prices thereof in order to prevent dilution or enlargement of option rights.

SECTION 12.   EFFECTIVE DATE OF THE PLAN.

     The Plan shall take effect immediately upon its approval by the affirmative vote of the holders of a majority of the shares present in person or by proxy and voted at a duly held meeting of shareholders of the Company.

SECTION 13.   AMENDMENT OF THE PLAN.

     The Board may suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the shareholders of the Company no revision or amendment shall be made that (a) absent such shareholder approval, would cause Rule 16b-3, as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation thereto, to become unavailable with respect to the Plan or (b) requires the approval of the Company's shareholders under any rules or regulations of the National Association of Securities Dealers, Inc. or any securities exchange that are applicable to the Company. The Board shall not alter or impair any option theretofore granted under the Plan without the consent of the holder of the option.

SECTION 14.   GOVERNING LAW.

     The Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Minnesota and construed accordingly.


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